Exhibit 10.21

[COPYTELE, INC. LETTERHEAD]

March 11, 2009

Videocon Industries Limited
2nd Floor, Fort House, D.N. Road
Fort, Mumbai 400 001 (INDIA)
Attention:	Venugopal N. Dhoot, Director
Naveen Mandhana, Sr. Vice President

Dear Sirs:

With respect to the installment of the Technology Transfer Fee scheduled to be paid to by February 16, 2009 under the Amended and Restated Technology License Agreement between Videocon Industries Limited (“Videocon”) and CopyTele, Inc. (“CopyTele”), dated May 16, 2008 (the “License Agreement”), CopyTele hereby waives the February 16, 2009 due date for such installment payment on the condition (i) that Videocon make two partial payments of such installment, each in the amount of US$250,000, the first no later than March 31, 2009 and the second no later than April 30, 2009, and (ii) that Videocon and CopyTele agree upon a mutually acceptable payment schedule for the balance of such installment prior to July 31, 2009. Except as specifically set forth herein, all terms and conditions of the License Agreement shall remain unchanged and shall continue to be valid and binding upon the parties thereto.

Sincerely,

COPYTELE, INC.

By:  /s/ Denis A. Krusos
Denis A. Krusos
Chairman and Chief Executive Officer